UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 2, 2014
_______________________________

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________

2128 W. Braker Lane, BK 12, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 2, 2014, Active Power, Inc. issued a press release announcing that it had entered into memorandums of understanding to settle both a class action lawsuit pending in the U.S. District Court for the Western District of Texas captioned Don Lee v. Active Power, Inc., et. al. (Civil Action No. 1:13-cv-797-SS); and a consolidated shareholder derivative lawsuit pending in the District Court of Travis County, Texas, previously filed by two separate shareholders and captioned Okumura v. Almgren, et. al. (Cause No. D-1-GN-13-003230) and Shaev v. Milner, et. al. (Cause No. D-1-GN-13-003557). A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The proposed settlements are not yet consummated, and are subject to a number of conditions. The terms outlined in the memorandums of understanding are subject to the parties concluding definitive settlement agreements. The proposed settlements are also subject to final approval by Active Power’s insurance carrier and by the Courts following completion of a fairness hearing. Hearing dates have not yet been set on final approval of the proposed settlements.

The previously disclosed investigation by the SEC Division of Enforcement regarding Active Power, including matters relating to its prior public statements regarding Digital China Information Services Company Limited and its distribution relationships in China, is ongoing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Active Power, Inc. dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: October 2, 2014	By:	/s/ James A. Powers
James A. Powers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Active Power, Inc. dated October 2, 2014.